Exhibit 10.8(d)
“1st Lien Amendment”

AMENDMENT NO. 4 dated as of March 2, 2009 (this “Amendment”) to the Credit, Security, Guaranty and Pledge Agreement, dated as of January 12, 2006, as amended and restated as of April 13, 2007, among RHI Entertainment, LLC (the “Borrower”), Parent, the Guarantors referred to therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Issuing Bank and as Administrative Agent for the Lenders (the “Administrative Agent”) (as the same has been amended, supplemented or otherwise modified from time to time prior to this Amendment, the “Credit Agreement”).
INTRODUCTORY STATEMENT
     WHEREAS, the Lenders have made available to the Borrower certain credit facilities pursuant to the terms of the Credit Agreement.
     WHEREAS, the Borrower deems it advisable to write down all or a substantial portion of its goodwill as a result of Public Co.’s publicly-traded common stock presently trading below a price sufficient to support the Borrower carrying the full amount of such goodwill as an asset on its consolidated balance sheet.
     WHEREAS, the Borrower, Parent, the Guarantors, the Required Lenders and the Administrative Agent have agreed to amend the Credit Agreement, on the terms and subject to the conditions hereinafter set forth.
     NOW THEREFORE, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement (for the avoidance of doubt, as amended by this Amendment).
          SECTION 2. Amendments to the Credit Agreement Upon Amendment Effective Date. Upon the occurrence of the Amendment Effective Date (as set forth in Section 3 hereof), the following amendments are hereby made to the Credit Agreement, with full force and effect as of December 31, 2008:
          (A) Section 1.1 of the Credit Agreement is hereby amended by:
          (1) deleting the definition of “Consolidated Net Income” appearing therein and inserting in lieu thereof the following replacement definition:
“Consolidated Net Income” shall mean, for any period for which such amount is being determined, the consolidated net income of such Person after taxes for such period in accordance with GAAP; provided, however, that, without duplication, (i) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded, (ii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Borrower) shall be excluded, (iii) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded, (iv) any non-cash compensation expense realized from or related to profit interest awards, grants of stock appreciation or similar rights, stock options or other rights to directors, officers and employees of the Borrower or any of its Subsidiaries shall be excluded, (v) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (vi) solely for purposes of determining compliance with Section 6.14 and the other provisions of the Credit Agreement determined with reference to Section 6.14, Consolidated Net Income for such period shall not include any impairment of goodwill or any impairment or amortization of items included in the balance sheet (in a manner not inconsistent with the Borrower’s unaudited balance sheet as of December 31, 2008) as “Intangible assets, net”, and (vii) Consolidated Net Income shall not include any non-cash gains or non-cash losses of the Borrower and its Subsidiaries relating to changes in fair value of, and accounting related to, interest rate derivatives or foreign exchange derivatives; provided, further, that for purposes of determinations of Consolidated Net Income, it shall be assumed that amounts actually paid or payable by the Borrower to the Parent pursuant to Section 6.5(b)(i) were taxes expensed by the Borrower.
          (2) deleting the definition of “Consolidated Net Worth” appearing therein and inserting the following new definition in appropriate alphabetical order:
“Consolidated Tangible Net Worth” shall mean: as at any date of determination, the total member’s equity of the Borrower and its consolidated Subsidiaries, less any goodwill and any items included in the balance sheet (in a manner not inconsistent with the Borrower’s unaudited balance sheet as of December 31, 2008) as “Intangible assets, net” of the Borrower and its consolidated Subsidiaries and excluding the “Accumulated other comprehensive income (loss)” component of member’s equity to the extent such component is associated with non-cash gains or non-cash losses relating to changes in fair value of, and accounting related to, interest rate derivatives or foreign exchange derivatives, all as determined in accordance with GAAP, provided, that Borrower may (without duplication) add back to Consolidated Tangible Net Worth the amount of any deductions therefrom relating to the fees, premiums, penalties, costs and expenses arising out of refinancing or repayment of the Facilities and the

Second Lien Facility (including any applicable OID charges) from time to time (including (x) such fees, premiums, penalties, costs and expenses capitalized by the Borrower on or prior to December 31, 2008 and being amortized over the term of the Facilities or the Second Lien Facility, as applicable, and (y) the retirement of all or a portion of the “Obligations” (as defined in the Second Lien Agreement) in connection with the Qualified IPO in June 2008 but not the fee paid to the Kelso Group in exchange for terminating the Management Agreement).
          (B) Section 6.14 of the Credit Agreement is hereby replaced in its entirety with the following:
          “SECTION 6.14. Minimum Consolidated Tangible Net Worth. Subject to adjustments in connection with Specified Equity Contributions as specified in Section 1.2 hereof, permit the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries to be less than 80% of their Consolidated Tangible Net Worth on December 31, 2008 (which is equal to $194,528,000, which amount is the balance in the financial statements prior to audit) and, as of December 31st of each subsequent fiscal year the minimum amount applicable during the prior fiscal year plus 75% of the proceeds of the issuance of any Equity Interests (other than such as are Specified Equity Contributions) raised during such fiscal year, plus 75% of the Consolidated Net Income (without any deduction for Consolidated Net Income of less than zero) of the Borrower and its consolidated Subsidiaries for such fiscal year. The minimum Consolidated Tangible Net Worth computed pursuant to the preceding provisions of this Section 6.14 shall be reduced by the aggregate amount of dividends made in compliance with Section 6.5(b)(iii) hereof. The Borrower shall deliver to the Administrative Agent a certificate, in form and substance reasonably acceptable to the Administrative Agent, within one-hundred twenty (120) days after the end of each fiscal year, demonstrating compliance with this Section 6.14.”
          SECTION 3.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date on which such conditions have been satisfied referred to herein as the “Amendment Effective Date”):
          (A) the receipt by the Administrative Agent of counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, the Parent, the Guarantors (and any entity required to join the Credit Agreement as a Guarantor pursuant to Section 5.21 of the Credit Agreement), the Required Lenders and the Administrative Agent;
          (B) after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

          (C) the representations and warranties contained in Section 4 hereof being true and correct.
          SECTION 4. Representations and Warranties. Each Credit Party represents and warrants that before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).
          SECTION 5. Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.
          SECTION 6. Fundamental Documents. This Amendment shall constitute a Fundamental Document.
          SECTION 7. Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or a modification of any provision of the Credit Agreement or a waiver of any Event of Default under the Credit Agreement. The Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.
          SECTION 8. References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.
          SECTION 9. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 11. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.
          SECTION 12. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.
          SECTION 13. Public/Private Information. Each of the Lenders acknowledges that Information furnished to it pursuant to this Amendment No. 4 may include material non-public Information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures and applicable law, including federal and state securities laws. All Information, including requests for waivers and amendments, furnished by the Borrower pursuant to, or in the course of administering, this Amendment No. 4, will be syndicate-level Information, which may contain material non-public Information about the Borrower and its related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its “Administrative Questionnaire” a credit contact who may receive information that may contain material non-public Information in accordance with its compliance procedures and applicable law.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER: RHI ENTERTAINMENT, LLC
By	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

PARENT: RHI ENTERTAINMENT HOLDINGS II, LLC
By	/s/ William J. Aliber
	Name:	William J. Aliber
	Title:	Chief Financial Officer

GUARANTORS: RHI ENTERTAINMENT DISTRIBUTION, LLC
By	/s/ Peter N. von Gal
	Name:	Peter N. von Gal
	Title:	Chairman, CEO

RHI ENTERTAINMENT PRODUCTIONS, LLC
By	/s/ Peter N. von Gal
	Name:	Peter N. von Gal
	Title:	Chairman, CEO

[Signature Page to Amendment No. 4 to the Amended and Restated Credit Agreement]

RHI INTERNATIONAL DISTRIBUTION, INC.
By	/s/ Peter N. von Gal
	Name:	Peter N. von Gal
	Title:	President

LIBRARY STORAGE, INC.
By	/s/ Alan Block
	Name:	Alan Block
	Title:	Vice President

[Signature Page to Amendment No. 4 to the Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank
By	/s/ Kim W. Cheng
	Name:	Kim W. Cheng
	Title:	Vice President

[Signature Page to Amendment No. 4 to the Amended and Restated Credit Agreement]

BANK OF AMERICA, as a Lender
By	/s/ Matthew Koenig
	Name:	Matthew Koenig
	Title:	Senior Vice President

ALLIANCE LEICESTER COMMERCIAL FINANCE PLC, as a Lender
By	/s/ Paul Hickford
	Name:	Paul Hickford
	Title:	Head of Syndicated & Leveraged Finance

By	/s/ Andrew Williams
	Name:	Andrew Williams
	Title:	Head of Global Infrastructure

BAYERISCHE HYPO- UND VEREINSBANK AG, as a Lender
By	/s/ Bastian Kolbe
	Name:	Bastian Kolbe
Title:

By	/s/ Roland Schwab
	Name:	Roland Schwab
	Title:	SVP

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender
By	/s/ David A. Acosta
	Name:	David A. Acosta
	Title:	Senior Vice President

By	/s/ Michael Paul
	Name:	Michael Paul
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ David K. Henry
	Name:	David K. Henry
	Title:	Senior Vice President

BANK LEUMI USA, as a Lender
By	/s/ J. Delvoye
	Name:	J. Delvoye
	Title:	FVP

MANUFACTURERS BANK, as a Lender
By	/s/ Maureen Kelly
	Name:	Maureen Kelly
	Title:	Vice President

[Signature Page to Amendment No. 4 to the Amended and Restated Credit Agreement]